Jupiter Wellness Awarded Exclusive Distribution Agreement with Safe Sea® for the Entire Florida Market

Will Provide Distribution of Safe Sea Products via its Existing Distribution Channels for the State of Florida Through 2021

Jupiter, FL – Accesswire - November 9, 2020 - Jupiter Wellness, Inc. (Nasdaq: JUPW), a cutting-edge wellness brand dedicated to providing multiple therapeutic and medical uses of cannabidiol (CBD), today announced the signing of an exclusive distribution agreement for Safe Sea products. The distribution agreement’s initial phase is through the end of 2021 and covers all of Florida.

Safe Sea develops, markets, and distributes the world’s first sunscreen that provides protection from jellyfish stings and sea lice. The Safe Sea line of products are also patent protected, biodegradable and safe to marine life, and provide UVA/UVB protection from the sun’s harmful rays.

Brian John, Chief Executive Officer of Jupiter Wellness, commented, “Our mission has always been to develop, market and sell the highest quality skin care and sun care products on the market. A distribution agreement with Safe Sea, while not related to our proprietary line of CBD infused sun care products, fits squarely within our larger mission and may open the door to further collaboration and product development down the road with other innovative companies in the space. In addition, it allows us to further monetize our existing sun care distribution network.”

About Jupiter Wellness, Inc.
Jupiter Wellness, Inc. (NASDAQ: JUPW), is a leading a cutting-edge wellness brand dedicated to exploring the multiple therapeutic and medical uses of cannabidiol via a collection of convenient products and services not found anywhere else in the industry. It is dedicated to advancing research into the multitude of medical and therapeutic uses of CBD for treatment of common ailments like Eczema, Dermatitis, Burns and Herpes, among others. The Company was formed in 2019 by a collection of professionals from the pharmaceutical, biotech, and financial industries, and is headquartered in Jupiter, Florida.

For additional information, please visit www.jupiterwellnessinc.com. The Company’s public filings can be found at www.Sec.gov.

About Safe Sea
Marine scientists and biotechnologists founded Safe Sea in 1995. Extensive research and clinical trials have allowed them to offer products with unique features, such as protection from jellyfish. The Safe Sea mission is to offer a complete solution by providing a high-quality solar protection, skin hydration, and their patented formula that prevents jellyfish stings. For additional information, please visit: https://www.safesea.store/about-us/.

Safe Harbor Statement
To the extent any statements contained in this presentation of Jupiter Wellness, Inc. (the “Company”) contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and the information that are based upon beliefs of, and information currently available to, the company’s management as well as estimates and assumptions made by the company’s management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” intend,” believe,” plan,” “anticipate,” “projected” and other words or the negative of these terms and similar expressions as they relate to the company or the company’s management identify forward-looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company’s industry, its operations and results of operations and any businesses that may be acquired by the company. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor & Public Relations Contact Info

Phone: 561-244-7100

Email: info@jupiterwellnessinc.com